Exhibit 99.1

KLX ENERGY SERVICES REPORTS THIRD QUARTER FINANCIAL RESULTS;
RAISES 2018 FULL YEAR GUIDANCE TO REFLECT MOTLEY ACQUISITION;
ANNOUNCES LAUNCH OF ITS LINE OF PROPRIETARY DISSOLVABLE PLUGS;
PROVIDES 2019 PRELIMINARY OUTLOOK

WELLINGTON, FL, December 5, 2018 — KLX Energy Services Holdings, Inc. (“KLX Energy Services” or the “Company”) (NASDAQ: KLXE), a leading U.S. onshore provider of mission critical oilfield services, today reported its third fiscal quarter ended October 31, 2018 financial results.

During the third quarter of 2018, management completed the merger of the Aerospace Solutions (“ASG”) business of KLX Inc. with The Boeing Company, completed the spin-off of the Energy Services business into an independent public company, the amendment of its $100 million asset based lending facility, the issuance of $250 million of senior secured notes due 2025 and the acquisition of Motley Services, LLC (completed on November 5, 2018). The Company incurred approximately $23 million of one-time costs associated with these activities and will therefore report both GAAP and adjusted financial results. The costs associated with the aforementioned activities are collectively referred to as “Costs as Defined.”

On a GAAP basis, including the $23 million of Costs as Defined, for the three-month period ended October 31, 2018, as compared to the same period of the prior year, revenues increased 38.1 percent to $123.2 million, while operating loss was $(9.9) million. GAAP net loss was $(9.9) million and net loss per diluted share was $(0.49).

THIRD QUARTER HIGHLIGHTS

•            Revenues increased 38.1 percent to $123.2 million

•            Gross profit increased 101.2 percent to $33.0 million, or 26.8 percent of revenues

•            Adjusted operating earnings were $13.1 million an increase of $14.9 million(1)

•            Adjusted EBITDA was $26.6 million, or 21.6 percent of revenues, and increased $17.4 million, or 189.1%, as compared to the same period of the prior year(1)

•            Adjusted Net Earnings and Adjusted Net Earnings per diluted share were $16.6 million and $0.83 per diluted share, respectively(1)

(1) Excludes approximately $23 million of Costs as Defined.

We have presented Adjusted Net Earnings and Adjusted Net Earnings per diluted share to reflect net earnings before Costs as Defined, amortization and non-cash compensation expense (“Adjusted Net Earnings (loss)” and “Adjusted Net Earnings (loss) per diluted share”). This release includes “Adjusted operating earnings (loss),” “Free Cash Flow” and “Return on Invested Capital,” which exclude Costs as Defined. This release also includes “Adjusted EBITDA,” which excludes Costs as Defined and non-cash compensation expense. Each of the aforementioned metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Reconciliation of Non-GAAP Financial Measures.”

THIRD QUARTER CONSOLIDATED RESULTS

On a consolidated basis, revenues increased $34.0 million, or 38.1 percent, to $123.2 million, as compared to the same period in the prior year. Revenue growth was driven by a 34.4 percent increase in Rocky Mountains segment revenues, a 66.2 percent increase in Northeast/Mid-Con segment revenues and a 22.4 percent increase in Southwest segment revenues, reflecting a higher level of activity throughout each operating region. On a product line basis, as compared to the same period in the prior year, completion revenues grew 52.2 percent, production revenues grew 42.8 percent and intervention revenues grew 10.9 percent.

Adjusted operating earnings and Adjusted operating margin were $13.1 million and 10.6 percent, respectively, improvements of $14.9 million and 1,265 basis points, respectively, as compared to the same period in the prior year. Adjusted EBITDA and Adjusted EBITDA margin were $26.6 million and 21.6 percent, respectively. Adjusted Net Earnings and Adjusted Net Earnings per diluted share were $16.6 million and $0.83 per diluted share, increases of $15.5 million and $0.78 per share, respectively, as compared to the same period in the prior year. Return on Invested Capital was 23 percent for the third quarter.

Amin J. Khoury, Chairman and Chief Executive Officer of KLX Energy Services commented, “We had an extraordinarily productive third quarter, with management completing the merger of the ASG business with The Boeing Company, spinning-off KLX’s Energy Services business into a public company (“KLXE”), issuing $250 million of senior secured notes due 2025, adding the large diameter coiled tubing product service line (“PSL”) through the acquisition of Motley and successfully launching our line of proprietary dissolvable plugs. During this period, the Company also completed the establishment of all IT, legal, accounting, tax, treasury, risk management, internal audit and human resources functions to be able to operate as a stand-alone public company with robust financial and operating controls, and independent from our former parent, KLX Inc.”

THIRD QUARTER SEGMENT RESULTS

On a GAAP basis, for the three month period ended October 31, 2018, Rocky Mountains segment operating loss, including its allocated share of Costs as Defined of $9.3 million, was $(3.2) million. Northeast/Mid-Con segment operating loss, including its allocated share of Costs as Defined of $6.7 million, was $(0.7) million. Southwest segment operating loss, including its allocated share of Costs as Defined of $7.0 million, was $(6.0) million.

The following is a tabular summary and commentary of revenues, Adjusted operating earnings (loss) and Adjusted EBITDA, for the three month periods ended October 31, 2018 and October 31, 2017 ($ millions):

	REVENUES
	THREE MONTHS ENDED
Segment	October 31, 2018	October 31, 2017	% Change
Rocky Mountains	$48.1	$35.8	34.4%
Northeast/Mid-Con	36.9	22.2	66.2%
Southwest	38.2	31.2	22.4%
Total	$123.2	$89.2	38.1%

	ADJUSTED OPERATING EARNINGS (LOSS)(1)
	THREE MONTHS ENDED
Segment	October 31, 2018	October 31, 2017	% Change
Rocky Mountains	$6.1	$1.3	369.2%
Northeast/Mid-Con	6.0	(1.9)	nm
Southwest	1.0	(1.2)	nm
Total	$13.1	$(1.8)	nm

	ADJUSTED EBITDA(2)
	THREE MONTHS ENDED
Segment	October 31, 2018	October 31, 2017	% Change
Rocky Mountains	$10.9	$5.6	94.6%
Northeast/Mid-Con	10.5	1.5	600.0%
Southwest	5.2	2.1	147.6%
Total	$26.6	$9.2	189.1%

(1) Excludes Costs as Defined

(2) Excludes Costs as Defined and non-cash compensation expense

The third quarter 34.4 percent increase in Rocky Mountains segment revenues was driven primarily by a higher level of completion activity. Rocky Mountain segment gross profit was $13.5 million, an increase of $5.2 million, or 62.7 percent, on the 34.4 percent increase in revenues, while Adjusted operating earnings increased $4.8 million to $6.1 million, reflecting increased operating leverage and solid demand for higher margin PSLs. Adjusted EBITDA was $10.9 million, an increase of $5.3 million, or 94.6 percent, on the 34.4 percent increase in revenues.

The third quarter 66.2 percent increase in Northeast/Mid-Con segment revenues was driven by increases in intervention, production and completion activity of approximately 68.5 percent, 67.8 percent and 64.2 percent, respectively. Northeast/Mid-Con segment gross profit was $12.3 million, an increase of $8.3 million, or 207.5 percent, on the 66.2 percent increase in revenues. Northeast/Mid-Con segment Adjusted operating earnings were $6.0 million, an increase of $7.9 million in the third quarter, reflecting increased operating leverage and solid demand for higher margin PSLs. Adjusted EBITDA was $10.5 million, an increase of $9.0 million, or 600.0 percent, on the 66.2 percent increase in revenues.

The third quarter 22.4 percent increase in revenues in the Southwest segment was driven by increases in production, completion and intervention revenues of approximately 37.8 percent, 26.3 percent and 7.6 percent, respectively. Southwest segment gross profit was $7.2 million, an increase of $3.1 million, or 75.6 percent, on the 22.4 percent increase in revenues. Southwest’s Adjusted operating earnings increased $2.2 million to $1.0 million in the third quarter, reflecting increased operating leverage and solid demand for higher margin PSLs. Adjusted EBITDA was $5.2 million, an increase of $3.1 million, or 147.6 percent, on the 22.4 percent increase in revenues. Although Southwest segment revenues increased 22.4 percent year over year, the segment’s revenues were impacted by the Texas floods. Seventeen consecutive days of rain and the attendant floods, road and highway closures and impassable mud negatively impacted revenues by approximately $6 million.

NINE MONTH CONSOLIDATED RESULTS

For the nine months ended October 31, 2018, revenues were $351.4 million, an increase of $125.2 million, or 55.3 percent, as compared to the same period in the prior year, while gross profit increased 176.6 percent, on the 55.3 percent increase revenues. Revenue growth was driven by a 50.2 percent increase in Rocky Mountains revenues, a 65.3 percent increase in Northeast/Mid-Con revenues and a 53.8 percent increase in Southwest revenues. On a product line basis, revenue growth for completion, production and intervention services was 77.9 percent, 51.2 percent and 25.1 percent, respectively.

For the nine months ended October 31, 2018, Adjusted operating earnings and Adjusted operating margin were $38.3 million and 10.9 percent, improvements of $58.3 million and 1,974 basis points, respectively, as compared to the same period in the prior year. Adjusted EBITDA and Adjusted EBITDA margin were $75.1 million and 21.4 percent, respectively. Adjusted Net Earnings and Adjusted Net Earnings per diluted share were $46.5 million and $2.30 per diluted share.

NINE MONTH SEGMENT RESULTS

On a GAAP basis, for the nine month period ended October 31, 2018, Rocky Mountains segment operating earnings, including its allocated share of Costs as Defined of $11.5 million, were $3.3 million. Northeast/Mid-Con segment operating earnings, including its allocated share of Costs as Defined of $8.2 million, were $7.1 million. Southwest segment operating loss, including its allocated share of Costs as Defined of $9.0 million, was $(0.8) million. The following is a tabular summary and commentary of revenues, Adjusted operating earnings (loss) and Adjusted EBITDA, for the nine month periods ended October 31, 2018 and October 31, 2017 ($ millions):

	REVENUES
	NINE MONTHS ENDED
Segment	October 31, 2018	October 31, 2017	% Change
Rocky Mountains	$136.1	$90.6	50.2%
Northeast/Mid-Con	96.7	58.5	65.3%
Southwest	118.6	77.1	53.8%
Total	$351.4	$226.2	55.3%

	ADJUSTED OPERATING EARNINGS (LOSS)(1)
	NINE MONTHS ENDED
Segment	October 31, 2018	October 31, 2017	% Change
Rocky Mountains	$14.8	$(0.5)	nm
Northeast/Mid-Con	15.3	(9.1)	nm
Southwest	8.2	(10.4)	nm
Total	$38.3	$(20.0)	nm

	ADJUSTED EBITDA(2)
	NINE MONTHS ENDED
Segment	October 31, 2018	October 31, 2017	% Change
Rocky Mountains	$29.0	$11.9	143.7%
Northeast/Mid-Con	27.3	1.5	1,720.0%
Southwest	18.8	0.3	6,166.7%
Total	$75.1	$13.7	448.2%

(1) Excludes Costs as Defined

(2) Excludes Costs as Defined and non-cash compensation expense

The nine month year to date 50.2 percent increase in Rocky Mountains segment revenues was driven by increases in completion and production activity of approximately 103.5 percent and 41.9 percent, respectively. Rocky Mountains segment gross profit was $36.0 million, an increase of $16.8 million, or 87.5 percent, on the 50.2 percent increase in revenues. Rocky Mountains’ segment Adjusted operating earnings, excluding Costs as Defined, were $14.8 million, an increase of $15.3 million. Adjusted EBITDA was $29.0 million or a 21.3 percent of revenues, an increase of $17.1 million on the $45.5 million increase in revenues.

The nine month year to date 65.3 percent increase in Northeast/Mid-Con segment revenues was driven by increases in completion, intervention and production activity of approximately 77.0 percent, 55.3 percent and 55.4 percent, respectively. Northeast/Mid-Con segment gross profit was $30.7 million, an increase of $22.2 million, or 261.2 percent, on the 65.3 percent increase in revenues. Northeast/Mid-Con segment Adjusted operating earnings, excluding Costs as Defined, were $15.3 million, an increase of $24.4 million. Adjusted EBITDA was $27.3 million, or 28.2 percent of revenues, an increase of $25.8 million on the $38.2 million increase in revenues.

The nine month year to date 53.8 percent increase in Southwest segment revenues was driven by increases in production, completion and intervention activity of approximately 64.7 percent, 57.8 percent and 40.8 percent, respectively. Southwest segment gross profit was $26.8 million, an increase of $20.7 million, or 339.3 percent, on the 53.8 percent increase in revenues. Southwest segment Adjusted operating earnings, excluding Costs as Defined, were $8.2 million, an increase of $18.6 million. Adjusted EBITDA was $18.8 million, an increase of $18.5 million. As mentioned earlier, Southwest region revenues were severely impacted by the Texas floods, which impacted revenues by approximately $6 million during the third quarter.

DISSOLVABLE PLUGS

Mr. Khoury stated, “Recognizing the continued trend towards extended reach laterals and plug & perf style completions, our R&D team has been partnering with an engineering firm to co-develop a magnesium alloy based line of dissolvable plugs. The dissolvable plugs reduce the need to mill-out composite plugs, which results in improved capital efficiency through reduction of total operational days from spud to production sales.”

Mr. Khoury concluded, “To date, we have completed extensive field trials in 26 well bores with 520 units in the Permian, Mid-Con and Rockies regions with excellent results. Commercialization is currently underway with excellent customer reception. Our DHPS PSL including our debris-less flotation collar, our liner hanger, our toe sleeve and our line of dissolvable plugs has begun to significantly impact our revenues.”

LIQUIDITY

As of October 31, 2018, cash on hand was approximately $313.2 million (approximately $174 million adjusted for the completion of the Motley acquisition on November 5, 2018). During the current period, our former parent contributed $50 million in cash prior to the spin-off. In addition, the Company completed the sale of $250 million of senior secured notes due 2025, which generated approximately $243 million of net proceeds. There were no borrowings outstanding under the Company’s $100 million ABL facility at October 31, 2018.

UPDATED GUIDANCE/PRELIMINARY OUTLOOK

Mr. Khoury commented, “We are updating our full year 2018 guidance which reflects our proprietary PSL additions, including particularly our line of dissolvable plugs and proprietary fishing and thru-tubing tools, as well as expected growth in Southwest segment revenues arising from access to Motley’s customer base. In addition, our 2018 guidance now includes revenues from our large diameter coiled tubing PSL, as a result of the Motley acquisition.”

The Company’s Fiscal Year 2018 guidance is as follows:

•                  As compared to the prior year, full year 2018 revenues are expected to increase by approximately 62 percent to approximately $520 million

•                  Fourth quarter organic revenue growth is expected to reflect a high single digit percentage increase, as compared to the third quarter

•                  Adjusted EBITDA is expected to increase approximately 360 percent to approximately $114 million, representing a 21.9 percent Adjusted EBITDA margin

•                  Return on Invested Capital is expected to be approximately 18 percent

Our fiscal year 2018 updated guidance excludes integration costs associated with the Motley acquisition, which we expect to incur in the fourth quarter.

The Company’s Fiscal Year 2019 preliminary outlook is based upon the assumption of stable oil and gas prices at current levels and is as follows:

•                  Revenues are expected to increase by approximately 45 percent to approximately $750 million

•                  Adjusted EBITDA is expected to increase approximately 65 percent to approximately $190 million, representing an approximate 25 percent EBITDA margin

•                  Adjusted Net Earnings and Adjusted Net Earnings per diluted share are expected to be approximately $97 million and approximately $4.50 per diluted share, respectively

•                  Capital expenditures are expected to be approximately $100 million

•                  Free Cash Flow is expected to be approximately $60 million, or approximately 8 percent of revenues

•                  Return on Invested Capital is expected to be approximately 22 percent

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the SEC, which include its Registration Statement on Form 10, Quarterly reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled “Forward-

Looking Statements” contained in the Company’s Registration Statement on Form 10 and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About KLX Energy Services

KLX Energy Services is a leading U.S. onshore provider of mission critical oilfield services focused on completion, intervention and production activities for the most technically demanding wells. KLX Energy Services’ experienced and technically skilled personnel are supported by a broad portfolio of specialized tools and equipment, including innovative proprietary tools developed by the Company’s in-house R&D team. KLX Energy Services supports its customers on a 24/7 basis from over 35 service facilities located in the major onshore oil and gas producing regions of the United States. For more information, visit the KLX Energy Services website at www.klxenergy.com.

KLX ENERGY SERVICES HOLDINGS, INC.

CONDENSED STATEMENTS OF (LOSS) EARNINGS (UNAUDITED)

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 31, 2018	October 31, 2017	October 31, 2018	October 31, 2017

Revenues	$123.2	$89.2	$351.4	$226.2
Cost of sales	90.2	72.8	257.9	192.4

Gross profit	33.0	16.4	93.5	33.8

Selling, general and administrative	42.3	17.4	82.0	52.2
Research and development	0.6	0.8	1.9	1.6

Operating (loss) earnings	(9.9)	(1.8)	9.6	(20.0)

Interest expense	—	—	—	—

(Loss) earnings before income taxes	(9.9)	(1.8)	9.6	(20.0)

Income tax expense	—	—	0.1	0.1

Net (loss) earnings	$(9.9)	$(1.8)	$9.5	$(20.1)

Net (loss) earnings per common share:
Basic	$(0.49)	$(0.09)	$0.47	$(1.00)
Diluted	$(0.49)	$(0.09)	$0.47	$(1.00)

Weighted average common shares:
Basic	20.1	20.1	20.1	20.1
Diluted	20.1	20.1	20.2	20.1

KLX ENERGY SERVICES HOLDINGS, INC.

CONDENSED BALANCE SHEETS (UNAUDITED)

(In Millions)

	October 31,	January 31,
	2018	2018
ASSETS

Current assets:
Cash and cash equivalents	$313.2	$—
Accounts receivable, net	87.4	73.9
Inventories, net	13.8	10.2
Other current assets	8.8	2.0
Total current assets	423.2	86.1
Long-term assets	218.0	187.7
	$641.2	$273.8

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$68.5	$48.0
Total long-term liabilities	244.4	1.2
Total stockholders’ equity	328.3	224.6
	$641.2	$273.8

KLX ENERGY SERVICES HOLDINGS, INC.

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In Millions)

	NINE MONTHS ENDED
	October 31, 2018	October 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss)	$9.5	$(20.1)
Adjustments to reconcile net earnings (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	28.3	25.1
Non-cash compensation	19.2	8.6
Provision for doubtful accounts	(0.1)	(2.0)
Loss on disposal of property, equipment and other	1.7	0.4
Changes in operating assets and liabilities:
Accounts receivable	(13.4)	(36.1)
Inventories	(3.6)	0.3
Other current and non-current assets	(9.3)	(7.5)
Accounts payable	7.1	12.0
Other current and non-current liabilities	12.2	6.1
Net cash flows provided by (used in) operating activities	51.6	(13.2)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(55.0)	(33.7)
Net cash flows used in investing activities	(55.0)	(33.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	250.0	—
Debt origination	(8.3)	—
Capital Contribution from Former Parent	50.0	—
Net transfers from Former Parent	24.9	46.9
Net cash flows provided by financing activities	316.6	46.9

Net change in cash and cash equivalents	313.2	—
Cash and cash equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	$313.2	$—

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes Adjusted Net Earnings and Adjusted Net Earnings per diluted share to reflect net earnings before Costs as Defined, amortization and non-cash compensation expense (“Adjusted Net Earnings (loss)” and “Adjusted Net Earnings (loss) per diluted share”). This release includes “Adjusted operating earnings (loss),” “Free Cash Flow” and “Return on Invested Capital,” which exclude Costs as Defined. This release also includes “Adjusted EBITDA,” which excludes Costs as Defined and non-cash compensation expense. Each of the aforementioned metrics are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business and of particular segments of the business. The Company believes these financial measures are relevant and useful for investors because they allow investors to have a better understanding of the Company’s actual operating performance unaffected by the impact of the Costs as Defined.  These financial measures should not be viewed as a substitute for, or superior to, operating earnings, net earnings or net cash flows provided by operating activities (each as defined under GAAP), the most directly comparable GAAP measures, as a measure of the Company’s operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF NET (LOSS) EARNINGS

TO ADJUSTED NET EARNINGS (LOSS) PER DILUTED SHARE

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 31, 2018	October 31, 2017	October 31, 2018	October 31, 2017
Net (loss) earnings	$(9.9)	$(1.8)	$9.5	$(20.1)
Amortization expense	0.1	0.1	0.2	0.2
Non-cash compensation(1)	3.4	2.8	8.5	8.6
Income taxes	—	—	0.1	0.1
Costs as Defined (2)	23.0	—	28.7	—
Adjusted earnings (loss) before tax expense	16.6	1.1	47.0	(11.2)
Income taxes	—	—	0.5	0.1
Adjusted net earnings (loss)	$16.6	$1.1	$46.5	$(11.3)

Adjusted net earnings (loss) per diluted share	$0.83	$0.05	$2.30	$(0.56)

Diluted weighted average shares	20.1	20.1	20.2	20.1

(1) Excludes non-cash compensation expense which are a part of Costs as Defined.

(2) Excludes Costs as Defined, which includes costs associated with the merger of KLX Inc.’s ASG business with The Boeing Company, including $10.7 million of non-cash compensation expense related to the acceleration of unvested shares held by KLX Energy employees, the spin-off of the KLX Energy Services business, the amendment of the ABL facility, the issuance of the $250 million senior secured notes due 2025 and the acquisition of Motley (completed on November 5, 2018).

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF CONSOLIDATED OPERATING (LOSS) EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 31, 2018	October 31, 2017	October 31, 2018	October 31, 2017
Operating (loss) earnings	$(9.9)	$(1.8)	$9.6	$(20.0)
Costs as defined (1)	23.0	—	28.7	—
Adjusted operating earnings (loss)	13.1	(1.8)	38.3	(20.0)
Depreciation and amortization	10.1	8.2	28.3	25.1
Non-cash compensation (2)	3.4	2.8	8.5	8.6
Adjusted EBITDA	$26.6	$9.2	$75.1	$13.7

RECONCILIATION OF ROCKY MOUNTAINS OPERATING (LOSS) EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 31, 2018	October 31, 2017	October 31, 2018	October 31, 2017
Rocky Mountains operating (loss) earnings	$(3.2)	$1.3	$3.3	$(0.5)
Costs as defined (1)	9.3	—	11.5	—
Adjusted Rockies operating earnings (loss)	6.1	1.3	14.8	(0.5)
Depreciation and amortization	3.9	3.1	11.3	8.9
Non-cash compensation (2)	0.9	1.2	2.9	3.5
Rocky Mountains Adjusted EBITDA	$10.9	$5.6	$29.0	$11.9

RECONCILIATION OF NORTHEAST/MID-CON OPERATING (LOSS) EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 31, 2018	October 31, 2017	October 31, 2018	October 31, 2017
Northeast/Mid-Con operating (loss) earnings	$(0.7)	$(1.9)	$7.1	$(9.1)
Costs as defined (1)	6.7	—	8.2	—
Adjusted Northeast operating earnings (loss)	6.0	(1.9)	15.3	(9.1)
Depreciation and amortization	3.5	2.7	9.7	8.4
Non-cash compensation (2)	1.0	0.7	2.3	2.2
Northeast Adjusted EBITDA	$10.5	$1.5	$27.3	$1.5

RECONCILIATION OF SOUTHWEST OPERATING LOSS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 31, 2018	October 31, 2017	October 31, 2018	October 31, 2017
Southwest operating loss	$(6.0)	$(1.2)	$(0.8)	$(10.4)
Costs as defined (1)	7.0	—	9.0	—
Adjusted Southwest operating earnings (loss)	1.0	(1.2)	8.2	(10.4)
Depreciation and amortization	2.7	2.4	7.3	7.8
Non-cash compensation (2)	1.5	0.9	3.3	2.9
Southwest Adjusted EBITDA	$5.2	$2.1	$18.8	$0.3

(1) Excludes Costs as Defined, which includes costs associated with the merger of KLX Inc.’s ASG business with The Boeing Company, the spin-off of the KLX Energy Services business, the amendment of the ABL facility, the issuance of the $250 million senior secured notes due 2025 and the acquisition of Motley (completed on November 5, 2018).

(2) Excludes one-time costs associated with non-cash compensation expense, which are included in Costs as Defined.

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF ROIC CALCULATIONS

(In Millions)

Three Months Ended
October 31, 2018
Net loss	$(10)
Amortization	0
Non-Cash Compensation Expense	$3
Costs as Defined(1)	23
Adjusted Net Earnings	$17

Adjusted Net Earnings	$17
Amortization	0
Non-Cash Compensation Expense	(3)
Interest Expense	—
Adjusted operating earnings	$13

Adjusted operating earnings	13
Income tax expense	—
After-tax net operating profit	$13

Average Capital	$236

Return on invested capital(2)	23%

(1) Excludes Costs as Defined

(2) Excludes $243 million of net proceeds from the issuance of the $250 million senior secured notes. Annualized third quarter after-tax net operating profit.

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF 2018 GUIDANCE; OPERATING EARNINGS

TO ADJUSTED OPERATING EARNINGS AND ADJUSTED EBITDA

(In Millions)

2018 Guidance
(Approximate Amounts)
Operating earnings	$31
Costs as Defined(1)	29
Adjusted operating earnings	60
Depreciation and amortization	41
Non-cash compensation	13
Adjusted EBITDA	$114

(1) Excludes Costs as Defined, which includes costs associated with the merger of KLX Inc.’s ASG business with The Boeing Company, the spin-off of the KLX Energy Services business, the amendment of the ABL facility, the issuance of the $250 million senior secured notes due 2025 and the acquisition of Motley (completed on November 5, 2018)

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF ROIC CALCULATIONS

(In Millions)

FY 2018 Guidance

Net Earnings	$24
Amortization	1
Non-Cash Compensation Expense	13
Costs as Defined(1)	29
Adjusted Net Earnings	$66

Adjusted Net Earnings	$66
Amortization	(1)
Non-Cash Compensation Expense	(13)
Interest Expense	7
Adjusted operating earnings	$60

Adjusted operating earnings	60
Income tax expense	—
After-tax net operating profit	$60

Average total capital	$339

Return on invested capital	18%

(1) Excludes Costs as Defined, which includes costs associated with the merger of KLX Inc.’s ASG business with The Boeing Company, the spin-off of the KLX Energy Services business, the amendment of the ABL facility, the issuance of the $250 million senior secured notes due 2025 and the acquisition of Motley (completed on November 5, 2018).

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF 2019 OUTLOOK; OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

2019 Outlook
(Approximate Amounts)
Operating earnings	$115
Depreciation and amortization	56
Non-cash compensation	19
Adjusted EBITDA	$190

Net cash flows provided by operating activities	160
Capital expenditures	(100)
Free cash flow	$60

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF 2019 OUTLOOK; NET EARNINGS

TO ADJUSTED NET EARNINGS AND ADJUSTED NET EARNINGS PER DILUTED SHARE

(In Millions, Except Per Share Data)

2019 Outlook
(Approximate Amounts)
Net earnings	$78
Amortization expense	2
Non-cash compensation	19
Income taxes	9
Adjusted earnings before tax expense	108
Income taxes	11
Adjusted Net Earnings	$97
Adjusted Net Earnings per diluted share	$4.50

Diluted weighted average shares	21.5

KLX ENERGY SERVICES HOLDINGS, INC.

RECONCILIATION OF ROIC CALCULATIONS

(In Millions)

FY 2019 Outlook
(Approximate Amounts)

Net earnings	$78
Amortization	2
Non-cash compensation expense	19
Income taxes	9
Adjusted earnings before tax expense	$108
Income taxes	11
Adjsuted Net Earnings	$97

Adjusted Net Earnings	$97
Amortization	(2)
Non-cash compensation expense	(19)
Interest expense	30
Income tax expense	9
Operating earnings	$115

Operating earnings	115
Income tax expense	11
After-tax net operating profit	$104

Average total capital	$464

Return on invested capital	22%

CONTACT:

Michael Perlman

Treasurer and Senior Director, Investor Relations

KLX Energy Services Holdings, Inc.

(561) 273-7148